Exhibit 5.1

August 21, 2015

Forest City Realty Trust, Inc.

Terminal Tower, 50 Public Square, Suite 1100

Cleveland, Ohio 44113

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to Forest City Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law relating to the registration and issuance of up to (a) 296,232,768 shares (the “Class A Shares”) of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of the Company, including up to 19,159,576 Class A Shares issuable upon the conversion of the Class B Shares (as defined below) and (b) 19,159,576 shares (the “Class B Shares” and, together with the Class A Shares, sometimes collectively referred to herein as the “Shares”) of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), of the Company, in each instance, to be issued pursuant to the merger (the “Merger”) of FCE Merger Sub, Inc., an Ohio corporation and a subsidiary of the Company (“Merger Sub”), with and into Forest City Enterprises, Inc., an Ohio corporation (“Forest City”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Forest City, the Company, a wholly-owned subsidiary of Forest City, FCILP, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, and Merger Sub. The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, and the proxy statement/prospectus included therein, filed with the Commission under the 1933 Act;

2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The form of Articles of Amendment and Restatement of the Company to be filed with, and accepted for record by, the SDAT prior to the issuance of the Shares (the “Articles of Amendment and Restatement”), certified as of the date hereof by an officer of the Company;

Forest City Realty Trust, Inc.

August 21, 2015

4. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to, among other matters, (i) the filing of the Registration Statement, (ii) the registration and issuance of the Shares pursuant to the Merger and the Merger Agreement and (iii) the approval of the Merger Agreement and the transactions contemplated thereby, certified as of the date hereof by an officer of the Company;

5. The Merger Agreement;

6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7. A certificate executed by an officer of the Company, dated as of the date hereof; and

8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Forest City Realty Trust, Inc.

August 21, 2015

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The Shares will not be issued or transferred in violation of any restriction or limitation contained in Article VII of the Articles of Amendment and Restatement.

6. Prior to the issuance of any Shares, the Merger and the Merger Agreement will be approved by the shareholders of Forest City. Upon the issuance of any Shares, including Class A Shares which may be issued upon conversion of the Class B Shares, (a) the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue under the Articles of Amendment and Restatement, and (b) the total number of shares of Class B Common Stock issued and outstanding will not exceed the total number of shares of Class B Common Stock that the Company is then authorized to issue under the Articles of Amendment and Restatement. We note that, as of the date hereof, there are (a) more than 296,232,768 shares of Class A Common Stock and (b) more than 19,159,576 shares of Class B Common Stock available for issuance under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. The issuance of the Class A Shares has been duly authorized and, when and to the extent issued and delivered against payment therefor pursuant to the Registration Statement, the Resolutions, the Merger and the Merger Agreement, the Class A Shares will be validly issued, fully paid and nonassessable.

3. The issuance of the Class B Shares has been duly authorized and, when and to the extent issued and delivered against payment therefor pursuant to the Registration Statement, the Resolutions, the Merger and the Merger Agreement, the Class B Shares will be validly issued, fully paid and nonassessable.

Forest City Realty Trust, Inc.

August 21, 2015

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP